[Letterhead of Cleary, Gottlieb, Steen & Hamilton]


                                 March 20, 2003


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

MS Structured Asset Corp.
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

         We have acted as special counsel to MS Structured Asset Corp. (the "Depositor") in connection with the formation of Structured Asset Trust Unit Repackagings ("SATURNS") Trust No. 2003-4 (the "Trust"), the issuance by the Trust of $25,975,000 principal amount of Class A Units (the "Class A Units"), and the offer and sale of the Class A Units by the Underwriter. The Class A Units are offered pursuant to a registration statement on Form S-3 (No. 333-101155). Such registration statement, as amended when it became effective, but excluding the documents incorporated by reference therein, is herein called the "Registration Statement," and the related prospectus, as supplemented by the prospectus supplement dated March 18, 2003, and as first filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the "Prospectus." The Trust is organized under the laws of the State of New York, pursuant to the Trust Agreement, dated March 20, 2003 (the "Trust Agreement"), between LaSalle Bank National Association, as trustee (the "Trustee") and the Depositor, which Trust Agreement, to the extent provided therein, incorporates by reference the Standard Terms referenced therein.

         In arriving at the opinions expressed below, we have reviewed the following documents:

         (a) the Registration Statement and the related Prospectus and the documents incorporated by reference therein;

         (b) the Trust Agreement; and

         (c) forms of the Class A Units.

         In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Depositor and such other instruments and other certificates of public officials, officers and representatives of the Depositor and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

         In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Depositor in the Standard Terms).

         Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

         1. Assuming that the Trust Agreement has been duly authorized by all necessary action of, and duly executed and delivered by the Depositor and Trustee, the Trust Agreement is a valid, binding and enforceable obligation of the Depositor; and

         2. Assuming that the Trust Agreement has been duly authorized by all necessary action of, and duly executed and delivered by, the Depositor and the Trustee and that the Class A Units have been duly executed and countersigned in accordance with the terms of the Trust Agreement and issued and sold as contemplated in the Registration Statement and the Prospectus, the Class A Units have been legally and validly issued, the holders of the Class A Units are entitled to the benefits of such Trust Agreement and the Class A Units are fully paid and nonassessable.

         Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation (a) we have assumed that each other party to such agreement or obligation other than the Depositor has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

         The foregoing opinions are limited to the federal law of the United States of America, and the law of the State of New York.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm in the Registration Statement and the related Prospectus under the caption "Validity of Units." By giving such consent, we do not admit that we are "experts" within the meaning of the Act, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                    Very truly yours,

                                    CLEARY, GOTTLIEB, STEEN & HAMILTON



                                    By /s/ Michael A. Mazzuchi
                                       -------------------------------
                                       Michael A. Mazzuchi, a Partner